Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-12503, 333-52631, 333- 62333, 333-72149, 333-35068, 333-35074, 333-37892, 333-44608, 333-44610, 333-54904, 333-56002, 333-81702, 333-100185, 333-98417, 333-98419 and 333-98421 on Form S-8, Nos. 333-86925, 333-89809, 333-90557, 333-90963, 333-91527, 333-94457, 333-35802, 333-36748, 333-41628, 333-44538, 333-51276, 333-57316, 333-57158, 333-57160, 333-63702, 333-64102, 333-74486, 333-74650, 333-74776 and 333-100185 on Form S-3, and Nos. 333-91467 and 333-62230 on Form S-4 of E*TRADE Group, Inc., of our report dated March 18, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph in relation to the adoption of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB No. 13 and Technical Corrections and adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in this Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

March 25, 2003